Exhibit 10.142

*** INDICATES CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT THAT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B) OF REGULATION S-K BECAUSE THE IDENTIFIED CONFIDENTIAL PORTIONS (I) ARE NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

A.N.:  130339

AMD_00206695.0

AMENDMENT

Date of Amendment: May 12, 2016

AMENDMENT to the Index License Agreement for Funds (internal MSCI reference: IXF_00040) dated as of March 18, 2000 (the “Agreement”) by and between MSCI Inc. (formerly known as Morgan Stanley Capital International Inc.) (“MSCI”) and BlackRock Fund Advisors (as successor to Barclays Global Investors, N.A.) (“Licensee”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, MSCI and Licensee entered into the following schedules (collectively, the “Previous Schedules”):  (i) Schedule No. 11043 (internal MSCI reference #SCA_11043) dated September 1, 2010; (ii) Amendment (MSCI reference #AMD_00145581.0) dated September 22, 2014 and (iii) Amendment (MSCI reference #AMD_00187225.0) dated January 28, 2016;

WHEREAS, pursuant to the terms of the Previous Schedules, MSCI granted Licensee the right to use certain MSCI indexes as the basis for the Funds identified below in the United States:

•	* * * * * * * * * * * * * * * * * * * * * * * * * * *
•	* * * * * * * * * * * * * * * * * * * * * * *
•	* * * * * * * * * * * * * * * * * * * * * * * * *
•	* * * * * * * * * * * * * * * * * *

(The term “Fund” as used herein shall have the meaning ascribed to it in the Previous Schedules.)

WHEREAS, the parties wish to further amend the Agreement to allow for the cross‑listing of the Funds identified above, as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Exhibit B of the Agreement is hereby amended to allow the Funds identified above to be cross‑listed and traded on the Mexican Stock Exchange (Bolsa Mexicana de Valores) (herein referred to as the “Mexican Listed Funds”) while such Funds are listed on a United States exchange.  The Mexican Listed Funds must be issued, sold and traded on a public basis in accordance with applicable Mexican securities law.  All other terms and restrictions contained in Exhibit B of the Agreement shall apply to the Mexican Listed Funds.  For the avoidance of doubt, the * * * * * * * * * * * * set forth in the Previous Schedules shall apply with respect to the * * * * * * * * * * * * * * * * * * * *. For clarity, there shall be * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *.

A.N.: 130339

AMD_00206695.0

2.

This Amendment is intended to amend and operate in conjunction with the Agreement and together this Amendment and the Agreement constitute the complete and exclusive statement of the agreement between the parties and supersede in full all prior proposals and understandings, oral or written, relating to the subject matter hereof.  To the extent that any terms of this Amendment conflict with any terms of the Agreement, the terms of this Amendment shall control.  No right or license of any kind is granted to Licensee except as expressly provided in the Agreement and this Amendment.

3.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.

LICENSEE: BlackRock Fund Advisors		MSCI Inc.

By	/s/ Manish Mehta	By	/s/ Joke Jacinto

Name	Manish Mehta	Name	Joke Jacinto
	(printed)		(printed)
Title	Managing Director	Title	Vice President